EX-3.00


                              State of Delaware

                       Office of the Secretary of State

                       --------------------------------


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

 HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

 INCORPORATION OF "UBUY2 INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF

 JANUARY A.D. 2000, AT 9 O'CLOCK A.M.



      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY

 RECORDER OF DEEDS.






                               Edward J. Freel, Secretary of State

 3159831   8100                            AUTHENTICATION: 0205458

 001026605                                         DATE:  01-19-00

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 01/18/2000
                                                       001026605 - 3159831



                         CERTIFICATE OF INCORPORATION

                                      OF

                                  UBUY2 INC.


      FIRST.         The name of this corporation is Ubuy2 Inc..

      SECOND.   Its registered office and place of business in the State of
 Delaware is to be located at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

      THIRD.         The nature of the business and the objects and purposes
 proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH.   The corporation shall be authorized to issue 100,000 shares at $.0001 Par Value.

      FIFTH.         The name and address of the incorporator is as follows:
                     Incorporating Services, Ltd. - 15 East North Street, Dover, DE 19901

      SIXTH.         No director of the Corporation shall be liable to the
 Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of January, A.D. 2000.

                          Incorporating Services, Ltd.



                          By:
                               Wanda Y. Blankenship
                               Assistant Secretary